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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                       FIRST VIRTUAL COMMUNICATIONS, INC.
                             a Delaware Corporation

                                      INTO

                                  FVC.COM, INC.
                             a Delaware Corporation

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                         Pursuant to Section 253 of the
                 General Corporation Law of the State of Delaware

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     FVC.COM, Inc., a corporation organized and existing under the General
Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That this corporation owns all of the outstanding shares of First Virtual Communications, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware.

     SECOND: That this corporation, by the following resolutions of its Board of Directors, duly adopted by Unanimous Written Consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware on the 17th day of January, 2001, determined to merge First Virtual Communications, Inc. into itself on the terms and conditions set forth in such resolutions:

          RESOLVED, that First Virtual Communications, Inc. be merged with and into the corporation and that the corporation be the surviving corporation in such merger;

          FURTHER RESOLVED, that the merger shall become effective at 9:00 A.M. EST on February 5, 2001, following the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware;

          FURTHER RESOLVED, that upon the effectiveness of the merger, the corporation shall assume all of the liabilities and obligations of First Virtual Communications, Inc.; and


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          FURTHER RESOLVED, that upon the effectiveness of the merger, the name of the corporation shall be changed to "First Virtual Communications, Inc." and Article I of the Amended and Restated Certificate of Incorporation of the corporation shall be amended to read as follows:

          "ARTICLE I. The name of this corporation is First Virtual Communications, Inc."


     IN WITNESS WHEREOF, this Certificate of Ownership and Merger is hereby executed on behalf of the surviving corporation, FVC.COM, Inc., and attested to by its officers thereunto duly authorized.


Dated as of January 31, 2001


                                                  FVC.COM, INC.



                                                  By:  /s/ Randy Acres
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                                                       Randy Acres
                                                       Chief Financial Officer






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